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            Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors
Legg Mason Partners Lifestyle Series Inc.:

We consent to the use of our report, incorporated herein by reference, dated March 22, 2006, for Legg Mason Partners Variable Lifestyle High Growth Portfolio, Legg Mason Partners Variable Lifestyle Growth Portfolio and Legg Mason Partners Variable Lifestyle Balanced Portfolio (formerly, Select High Growth Portfolio, Select Growth Portfolio and Select Balanced Portfolio, repectively) each a series of Legg Mason Partners Lifestyle Series Inc. (formerly Smith Barney Allocation Series Inc.), as of January 31, 2006 and to the references to our firm under the headings "Financial highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                                  [GRAPHIC OMITTED]

                                                  /s/KMPG LLP
                                                  ---------------------

New York, New York
April 24, 2006